Exhibit 99.1

FOR IMMEDIATE NORTH AMERICAN RELEASE	Contact: Donald Beavers
Phone: (866) GET-SOLS
Email: info@sollensys.com

SOLLENSYS CORP. ANNOUNCES LAUNCH OF SECOND PRODUCT OFFERING – REGIONAL SERVICE CENTER

PALM BAY, FL / ACCESSWIRE / December 29, 2020 / Sollensys Corp. (OTC PINK: SOLS) (the "Company") is pleased to announce that on December 1, 2020, its second product offering, the Sollensys “Regional Service Center” was made available on a limited test market basis and will be added to the standard product line effective January 1, 2021.

A Regional Service Center is a single unit system of 32 Blockchain Archive ServersTM capable of servicing up to 2,580 individual small accounts, and is marketed to existing IT service providers with established accounts. The Regional Service Center offers small businesses the same state of the art technology previously available only to large or very well-funded companies. We believe that smaller companies, and even certain individuals, will find the Regional Service Center affordable, paying only for the actual space they use.

In December 2020, we entered into Regional Service Center contracts representing in the aggregate $2.25 million in gross sales. In connection with these contracts, Sollensys expects to record an aggregate of $120,000 in revenue in December 2020.

Don Beavers, CEO of Sollensys, remarked, "We are extremely pleased with the addition of the Regional Service Centers to our existing product line. Initial response to the test marketing has been excellent and we are looking forward to a full market offering in January."

ABOUT SOLLENSYS CORP.

New management has taken control of the company with a focus on data management and blockchain systems developed in the United States. Sollensys’ primary product is the Blockchain Archive ServerTM - a turn-key, off-the-shelf, blockchain solution that works with virtually any hardware and software combinations currently used in commerce, without the need to replace or eliminate any part of the client's data security that is being utilized.

The Blockchain Archive Server encrypts, fragments and distributes data across thousands of secure nodes every day, which makes it virtually impossible for hackers to compromise. Using blockchain technology, the Blockchain Archive Server maintains a redundant, secure and immutable backup of data. Redundant backups and the blockchain work together to assure not only the physical security of the database but also the integrity of the information held within.

Blockchain Archive Server protects client data from “ransomware” - malicious software that infects your computer and displays messages demanding a fee to be paid in order for your system to work again. Blockchain technology is a leading-edge tool for data security, providing an added layer of security against data loss due to all types of software specifically designed to disrupt, damage, or gain unauthorized access to a computer system (i.e. malware).

Uniquely, the Blockchain Archive Server is a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack. The Blockchain Archive Server is a server that comes pre-loaded with the blockchain-powered cybersecurity software, which can be delivered, installed and integrated into a client’s computer systems with ease.

Forward-Looking Statements: Certain information in this press release relating to the Company contains forward-looking statements. All statements other than statements of historical facts included herein are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company is under no obligation (and expressly disclaim any such obligation) to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT:

866.438.7657
www.sollensys.com
info@sollensys.com